Final Execution Copy

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                          SECURITIES PURCHASE AGREEMENT



                                 by and between




                            CARPATSKY PETROLEUM INC.
                             an Alberta corporation
                                 (the "Company")

                                       and

                         BELLWETHER EXPLORATION COMPANY
                             a Delaware corporation
                                  ("Purchaser")






                                 Concerning the
                  purchase of convertible preferred shares and
                       warrants to purchase common shares


                                December 30, 1999





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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I.        DEFINITIONS.................................................1
         Section 1.1       Definitions........................................1

ARTICLE II.  PURCHASE AND SALE OF SECURITIES..................................4
         Section 2.1       Sale and Issuance Purchase Shares..................4
         Section 2.2       Sale and Issuance of Warrants......................5
         Section 2.3       Legend.............................................5
         Section 2.4       Purchase; Purchase Price...........................5

ARTICLE III.  CLOSING DATE; DELIVERY..........................................5
         Section 3.1       Closing Date.......................................5
         Section 3.2       Payment; Delivery..................................5

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................................6
         Section 4.1       Representations and Warranties of the Company......6
                  (a)      Organization and Standing; Articles and By-Laws....6
                  (b)      Corporate Power; Authority.........................6
                  (c)      Purchase Shares and Warrants.......................6
                  (d)      Capitalization.....................................7
                  (e)      Subsidiaries.......................................7
                  (f)      No Conflicts or Consents...........................7
                  (g)      Corporate Documents.  .............................8
                  (h)      ASC Documents; Financial Statements; Liabilities...8
                  (i)      Oil and Gas Properties.............................9
                  (j)      Investment Company................................10
                  (k)      Public Utility Company............................10
                  (l)      Environmental Matters.............................11
                  (m)      Tax Matters.......................................13
                  (n)      Litigation........................................15
                  (o)      Broker's and Finder's Fee.........................15
                  (p)      Absence of Sensitive Payments.....................15
                  (q)      Compliance with Law...............................15
                  (r)      Contracts.........................................16
                  (s)      Employment Plans/Employment Agreements............17
                  (t)      Absence of Certain Changes or Events..............17
                  (u)      The Company's Assets..............................18
                  (v)      Registration Rights...............................18
         Section 4.2       Representations and Warranties of Purchaser.......18
                  (a)      Investment Intent.................................18


                                       (i)

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                  (b)      Accredited Investor...............................21
                  (c)      Corporate Power; Authority........................21
         Section 4.3       Acknowledgments of the Purchaser..................21

ARTICLE V.  CONDITIONS TO CLOSING............................................22
         Section 5.1       Purchaser's Conditions............................22
                  (a)      Representations and Warranties Correct............22
                  (b)      Covenants.........................................22
                  (c)      Compliance Certificate............................22
                  (d)      No Material Adverse Change........................23
                  (e)      Consents..........................................23
                  (f)      Registration Rights Agreement.....................23
                  (g)      Opinion of Company's Counsel......................23
                  (h)      Pease Merger Agreement............................23
                  (i)      Due Diligence.....................................23
         Section 5.2       Company's Conditions..............................23
                  (a)      Representations...................................23
                  (b)      Consents..........................................23
                  (c)      Pease Merger Agreement............................23

ARTICLE VI.  AFFIRMATIVE COVENANTS OF THE COMPANY............................24
         Section 6.1       Financial Information.............................24
                  (a)      ASC Reports.......................................24
                  (b)      Other Reports.....................................24
         Section 6.2       Access............................................24
         Section 6.3       Rule 144 Reporting................................24
         Section 6.4       Shareholder Approval..............................25
         Section 6.5       Conduct of Business by the Company Pending the
                           Closing ..........................................25
         Section 6.6       Stock Exchange Listing............................26
         Section 6.7       Additional Agreements.............................26
         Section 6.8       No Shop...........................................27
         Section 6.9       Advice of Changes.................................27
         Section 6.10      Pease Merger......................................27
         Section 6.11      Board Nominees....................................28
         Section 6.12      Use of Proceeds...................................28

ARTICLE VII.  MISCELLANEOUS..................................................29
         Section 7.1       Governing Law.....................................29
         Section 7.2       Survival..........................................29
         Section 7.3       Successors and Assigns............................29
         Section 7.4       Entire Agreement, Amendment.......................29
         Section 7.5       Notices, etc......................................29
         Section 7.6       Delays or Omissions...............................29


                                      (ii)

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         Section 7.7       Counterparts.....................................30
         Section 7.8       Severability.....................................30
         Section 7.9       Titles and Subtitles.............................30
         Section 7.10      Specific Performance.............................30


Articles of Amendment                                      Exhibit A
Warrant                                                    Exhibit B
First Amendment to Registration Rights Agreement           Exhibit C
Form of Legal Opinion                                      Exhibit D
Amendment to the Pease Merger Agreement                    Exhibit E
Company's Articles of Incorporation and By-Laws            Schedule 4.1(a)
Company's Capitalization                                   Schedule 4.1(d)
Company's Subsidiaries                                     Schedule 4.1(e)
Required Consents                                          Schedule 4.1(f)
Material Adverse Changes                                   Schedule 4.1(h)
Changes to Reserves                                        Schedule 4.1(i)(ii)
Environmental and Safety Matters                           Schedule 4.1(l)
Taxes                                                      Schedule 4.1(m)
Litigation                                                 Schedule 4.1(n)
Contracts                                                  Schedule 4.1(r)
Registration Rights                                        Schedule 4.1(v)




                                      (iii)

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                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "Agreement") is made and entered into as of December 30, 1999 by and between Carpatsky Petroleum Inc., an Alberta corporation (the "Company"), and Bellwether Exploration Company, a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Purchaser desires to purchase 95,450,000 million Preferred Shares, and Warrants to purchase 12,500,000 Common Shares, and the Company desires to issue and sell to Purchaser the Preferred Shares and the Warrants, for an aggregate consideration of U.S.$4,000,000, all on the terms and conditions described herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, contract and agree as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, the following terms when capitalized have the meanings indicated.

          "Affiliate"   shall  have  the  meaning   ascribed  by  the   Business
Corporations Act (Alberta).

         "Agreement" shall mean this Agreement, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

         "Alternative Proposal" has the meaning set forth in Section 6.8.

         "Amendment to the Pease Merger Agreement" means the amendment to the Pease Merger Agreement described in Exhibit F.

         "Ancillary Agreements" means, collectively, the First Amendment to Registration Rights Agreement and the Amendment to the Pease Merger Agreement.

         "Articles" has the meaning set forth in Section 2.1.

         "Articles of Amendment" means the articles of amendment with respect to the Preferred Shares in the form attached as Exhibit A.

         "ASC" means the Alberta Securities Commission.

         "ASC Documents" has the meaning set forth in Section 4.1(h)(i).


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         "Audited  Financial  Statements" shall mean the audited balance sheets, and the related statements of earnings, shareholders' equity and cash flows, and the related notes thereto of Company as of and for the years ended December 31, 1998.

         "CDNX" means the Canadian Venture Exchange.

         "Closing" shall have the meaning ascribed to it in Section 3.1.

         "Closing Date" has the meaning provided for in Section3.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Shares"  has the meaning set forth in Section 2.1.

         "Company" has the meaning set forth in the introductory paragraph.

         "Environmental Laws" has the meaning set forth in Section 4.1(l)(xi).

         "Environmental Liability" has the meaning set forth in Section 4.1(l)
(xiii).

         "ERISA"  has the meaning provided for in Section 4.1(s).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Financial Statements" shall mean the Audited Financial Statements and the Interim Financial Statements.

         "First Amendment to Registration Rights Agreement" means the agreement set forth in Exhibit C.

         "Governmental Authority" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (including, without limitation, a government controlled oil company).

         "Hazardous Materials" has the meaning set forth in Section 4.1(l)(xii).

         "Holder" means the Purchaser and any subsequent direct or indirect transferee of the Purchase Shares, Warrants, Shares or Warrant Shares, other than a transferee, (i) who has acquired the Purchase Shares, Warrants, Shares or Warrant Shares that have been the subject of a distribution registered under the Securities Act or (ii) in the case of Shares or Warrant Shares, who has acquired such Common Shares after such shares have been the subject of a distribution


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to the  public  pursuant  to Rule 144  under  the  Securities  Act or  otherwise distributed under circumstances not requiring a legend as described in Section 2.3.

         "Interim Financial Statements" shall mean the unaudited balance sheet, and the related unaudited statements of earnings and cash flows of the Company as of and for the nine months ended September 30, 1999.

         "Latest Balance Sheet" shall mean the balance sheet included in the Interim Financial Statements.

         "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

         "Material Adverse Change" is a change which had or is reasonably likely to have a Material Adverse Effect.

         "Material Adverse Effect" shall mean with respect to any Person, a material adverse effect on the financial condition, results of operations, business or prospects of such Person and, in the case of the Company, its consolidated subsidiaries taken as a whole.

         "Other Securities" has the meaning provided for in the Articles of Amendment or the Warrant.

         "Payment" has the meaning set forth in Section 4.1(p).

         "Pease" means Pease Oil and Gas Company, a Nevada corporation.

         "Pease Merger Agreement" means the Agreement and Plan of Merger between the Company and Pease, dated September 1, 1999.

         "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, Governmental Authority or body, association, unincorporated organization or other entity.

         "Preferred Shares" has the meaning set forth in Section 2.1.

         "Purchase Price" has the meaning set forth in Section 2.4.

         "Purchase Shares" has the meaning set forth in Section 2.1.

         "Purchaser" has the meaning set forth in the introductory paragraph.



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         "Reserve Engineer"  has the meaning set forth in Section 4.1(i)(ii).

         "Reserve Report" has the meaning set forth in Section 4.1(i)(ii).

         "Returns" shall mean all returns, reports, estimates, declarations and statements of any nature regarding Taxes for periods required to be filed by the taxpayer relating to its income, properties or operations.

         "SEC" means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, and shall include any replacement statute and rules and regulations thereunder.

         "Securities Act (Alberta)" means the Securities Act (Alberta), as amended, and the rules, regulations, policy statements, notices and other requirements promulgated thereunder.

          "Shareholder Consent" means the consent to the private placement contemplated by this Agreement.

         "Shares" has the meaning set forth in Section 2.1.

         "Securities Laws" has the meaning set forth in Section 4.1(c).

         "Taxes" shall mean any taxes imposed by any government or entity empowered with taxing authority by a government, including, without limitation, national, federal, provincial, state, regional, local or other taxes (including, without limitation, income, value-added, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

         "Warrants" means the warrants in the form of Exhibit B.

         "Warrant Shares" has the meaning set forth in Section 2.2.

                   ARTICLE II. PURCHASE AND SALE OF SECURITIES

         Section 2.1 Sale and Issuance Purchase Shares. The Company shall issue and sell to Purchaser at the Closing (as hereinafter defined) 94,450,000 shares (the "Purchase Shares") of its convertible preferred shares ("Preferred Shares"), initially convertible into 50,000,000 common shares ("Common Shares") of the Company, representing, as of the date hereof, 31.66% of the Common Shares on a fully diluted basis. The Purchase Shares have the characteristics set forth



                                        4

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in the Articles of Amendment. The Purchase Shares and the Shares (as hereinafter defined) issuable upon conversion of the Purchase Shares shall be entitled to all of the rights, privileges and preferences provided therein and in the Company's Articles of Incorporation, as amended by the Articles of Amendment, included in Schedule 4.1(a) ("Articles"). The Common Shares or Other Securities to be received upon conversion of the Purchase Shares are referred to herein as the "Shares."

         Section 2.2 Sale and Issuance of Warrants. The Company shall issue and sell to Purchaser at the Closing (as hereinafter defined) Warrants to purchase 12,500,000 Common Shares, representing, as of the date hereof, 7.91% of the Common Shares on a fully diluted basis. All Warrant Shares (as hereinafter defined) to be purchased pursuant to the Warrants shall have the rights, privileges and preferences as set forth in the Articles. The Common Shares or Other Securities for which the Warrants shall be exercisable upon payment of the exercise price set forth in the Warrant are referred to herein as the "Warrant Shares."

         Section 2.3 Legend. The Purchase Shares, Warrants, any Shares issued upon conversion of the Purchase Shares, and any Warrant Shares issued upon exercise of the Warrants will not be registered under the Securities Act, and will bear a restrictive legend as set forth in Section 4.2(a)(vii).

         Section 2.4 Purchase; Purchase Price. Subject to the terms and conditions set forth herein, for and in consideration of the sale and issuance of the Purchase Shares and Warrants, Purchaser hereby agrees to pay to the Company at the Closing U.S.$4,000,000 in cash ("Purchase Price").

                       ARTICLE III. CLOSING DATE; DELIVERY

         Section 3.1 Closing Date. The closing ("Closing") of the purchase and sale of the Purchase Shares and Warrants hereunder shall be held at 10:00 A.M. Houston, Texas time, on December 30, 1999 ("Closing Date"), at the offices of Haynes & Boone L.L.P., 1000 Louisiana, Suite 4300, Houston, Texas 77002.

         Section 3.2 Payment; Delivery. At the Closing, the Company will deliver to Purchaser duly executed certificates representing the Purchase Shares registered in the name of Purchaser, against payment of the Purchase Price therefor, by wire transfer of immediately available funds per the Company's instructions, together with delivery by the Company of such other documents, certificates and opinions of counsel as may be required to be delivered by the Company to Purchaser as a condition to Purchaser's consummation of this Agreement, including, without limitation, the Ancillary Agreements.



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                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Company. In order to induce Purchaser to enter into this Agreement, the Company hereby represents and warrants to Purchaser, as follows:

                  (a) Organization and Standing; Articles and By-Laws. The Company is a corporation legally incorporated, duly organized, validly existing and in good standing under the laws of the province of Alberta, Canada, has full corporate power and authority and all necessary licenses and permits to own, lease, produce and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties owned, leased or produced by it or the nature of the businesses transacted by it requires it to be so qualified. Schedule 4.1(a) is a true, correct and complete copy of the Company's Articles and By-Laws, containing all amendments through the date hereof.

                  (b) Corporate Power; Authority. The Company has full corporate power and authority to enter into this Agreement and each of the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, and the Ancillary Agreements, the issuance of the Purchase Shares and Warrants, the issuance upon conversion of the Purchase Shares of the Shares, the issuance upon exercise of the Warrants of the Warrant Shares, and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and, subject to the receipt of approval of the Company's shareholders as contemplated by Section 6.4, no other corporate proceeding on the part of the Company is necessary to authorize and approve this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing each Ancillary Agreement will be, duly executed and delivered by, and constitutes or will constitute a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

                  (c) Purchase Shares and Warrants. The Purchase Shares and Warrants, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will have the rights, preferences and privileges set forth in the Articles of Amendment or Warrant (as the case may be). The Shares and Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Articles of Amendment or Warrant (as the case may be), will be validly issued, fully paid and non-assessable and will have the rights, preferences and privileges set forth in the Articles. Upon issuance upon conversion of the Purchase Shares or upon exercise of the Warrants, the Shares or Warrant Shares


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         (as the case may be) will be free of any Liens  created by the Company;
         provided, however, that the Shares and Warrant Shares will be subject to restrictions on transfer under the Securities Act or any applicable United States or Canadian state and provincial securities laws and rules of the ASC (collectively, "Securities Laws"). The Shares and Warrant Shares are not subject to any preemptive rights or rights of first refusal.

                  (d)  Capitalization.  The  authorized  capital  stock  of  the
         Company consists of unlimited number of Common Shares, of which 77,778,263 shares are issued and outstanding as of the date of the hereof. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Company were issued in compliance with applicable Securities Laws. The Company has reserved 50,000,000 and 12,500,000 Common Shares for issuance upon conversion of the Preferred Shares and exercise of the Warrants, respectively. Other than the Common Shares and except as specifically described on Schedule 4.1(d), the Company does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence. The Company is not a party to any agreement (except as contemplated by this Agreement) restricting the transfer of any shares of the Company's capital stock.

                  (e) Subsidiaries. Except as listed on Schedule 4.1(e), the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, business entity or other Person. Each such subsidiary is a corporation legally incorporated, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority and all necessary licenses and permits to own, lease, produce and operate the properties used in its business and to carry on its business as now being conducted. Each subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

                  (f)      No Conflicts or Consents.

                           (i) Neither the  execution,  delivery or  performance
                  of this Agreement nor the Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby


                                        7

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                  or  thereby will  (1) violate,  conflict with,  or result in a breach of any provision of, constitute a material default (or an event that, with notice or lapse of time or both, would
                  constitute   a  material   default)   under,   result  in  the
                  termination of, or accelerate the performance required by, or result in the creation of any material adverse claim against any of the material properties or assets of the Company or its subsidiaries under, (A) the Articles, by-laws or any other organizational documents of the Company or its subsidiaries, or (B) any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement, production sharing contract, concession or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective assets are bound, or (2) violate any order, writ, injunction,
                  decree,   judgment,   statute,   rule  or  regulation  of  any
                  Governmental Authority to which the Company or any subsidiary is subject or by which the Company or any of its subsidiaries or any of their respective assets are bound in any material respect.

                           (ii) Except as set forth on Schedule 4.1(f), no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the covenants and transactions contemplated hereby or thereby.

                  (g) Corporate Documents. The minute books of the Company and its subsidiaries contain reasonably complete and accurate required records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies. The share transfer records of the Company are maintained by its transfer agent and registrar and, to the knowledge of the Company, contain complete and accurate records of all issuances and redemptions of shares by the Company.

                  (h)      ASC Documents; Financial Statements; Liabilities.

                           (i) Since January 1, 1997,  the Company has filed all
                  reports, forms, statements and other documents required under the Securities Act (Alberta) to be filed with the ASC (the "ASC Documents") other than annual audited financial statements for the year ended June 30, 1999 and unaudited interim financial statements for the three months ended September 30, 1999. The ASC Documents, and any such reports, forms and documents filed by the Company with the ASC after the date hereof, as amended, complied, or will comply, as to



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


                  form in all material respects with the requirements of the Securities Act (Alberta), as the case may be, applicable to such ASC Documents, and none of the ASC Documents contained, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) The  Financial  Statements  included  in the ASC
                  Documents have been audited by Garrett Power, Chartered Accountants (in the case of the Audited Financial Statements) in accordance with Canadian generally accepted auditing standards, have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the consolidated financial position of the Company at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the Interim Financial Statements, as permitted by the Securities Act (Alberta). The Interim Financial Statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as set forth on Schedule 4.1(h), or in the Latest Balance Sheet and the notes thereto, there has not been any Material Adverse Change in the consolidated financial condition of the Company since December 31, 1998.

                           (iii) The Latest Balance Sheet  includes  appropriate
                  reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

                           (iv) Since the date of the Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on the Company.

                  (i)      Oil and Gas Properties.

                           (i) Except for Liens  arising in the ordinary  course
                  of business after the date of the Latest Balance Sheet and assets disposed of in the ordinary course of business after the date of the Latest Balance Sheet, each of the Company and its subsidiaries has good and marketable title, free and clear of all Liens which would have a Material Adverse Effect on the Company and its subsidiaries on a consolidated basis, to the all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Latest Balance Sheet as being owned by the Company and its subsidiaries as of the date thereof or purported to be owned on the date thereof, including without limitation, the oil and gas interests reported upon in the Reserve Report. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by the Company and its subsidiaries are held under valid instruments enforceable by each of them in accordance with their respective terms. Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably well maintained and is generally in good and serviceable condition, reasonable wear and tear excepted.

                           (ii) The Company  has  delivered  to the  Purchaser a
                  copy of the reserve report ("Reserve Report") dated as of December 31, 1998, prepared by Ryder Scott Company Petroleum Engineers, independent reserve engineers ("Reserve Engineers") relating to the oil and gas reserves of the Company. The factual information underlying the estimates of the reserves of the Company, which was supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Reports were prepared in accordance with customary industry practices; each of the Reserve Engineers were, as of the date of any Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of the reserves and intervening oil and gas price fluctuations set forth in Schedule 4.1(i)(ii), the Company is not, as of the date hereof, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X under the Securities Act;

               (j) Investment Company. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (k) Public Utility Company. Neither the Company nor any of its subsidiaries is a "public utility," a "holding company" or a subsidiary or "affiliate" of a public utility within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (l) Environmental Matters. Except as set forth on Schedule 4.1(l), and except for matters that would not result individually in liability to the Company or any of its subsidiaries in excess of (a) $10,000 in the case of matters known to the Company or, in the aggregate with all other such matters, in liability to the Company or any of its subsidiaries in excess of $25,000, or (b) $25,000 in the case of matters not known to the Company or, in the aggregate with all other such matters, in liability to the Company or any of its subsidiaries in excess of $50,000, to the best knowledge of the
         Company:

                           (i) the properties,  operations and activities of the
                  Company or any of its subsidiaries are in compliance in all material respects with all applicable Environmental Laws and there are no circumstances which could reasonably be expected to prevent or interfere with their continued compliance with applicable Environmental Laws;

                           (ii) each of the Company and its subsidiaries and the
                  properties and operations of the Company and its subsidiaries (including, without limitation, properties located in the Ukraine) are not subject to any existing, pending, or, to the Company's knowledge, threatened civil, criminal or administrative action, suit, claim, notice of violation, investigation, notice of potential liability, request for information, inquiry, demand or proceeding under applicable Environmental Laws;

                           (iii) neither the Company nor any of its subsidiaries
                  has agreed, whether by contract or by consent agreement with Governmental Authorities or private persons, to undertake any environmental investigation, clean up, or remedial activities;

                           (iv) all notices, permits, licenses, or similar authorizations required to be obtained or filed by the Company or its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or discharge of Hazardous Materials, have been duly obtained or filed, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                           (v) the  Company  and  each of its  subsidiaries  has
                  satisfied and is currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Authority under Environmental Laws, and the Company has not received any notice of noncompliance with respect to any such financial responsibility requirements;

                           (vi) there are no physical or environmental conditions existing on any property of the Company or any of its subsidiaries or resulting from the Company's or any of its subsidiaries' operations or activities, past or present, at any location, including, without limitation, releases and disposal of Hazardous Materials, that would give rise to any on-site or off-site investigation, reporting, or remedial obligations or other Environmental Liability;

                           (vii) to the extent required by applicable Environmental Laws, all Hazardous Materials generated by the Company and its subsidiaries have been transported only by persons authorized under applicable Environmental Laws to transport such materials, and disposed of only at treatment, storage and disposal facilities authorized under applicable
                  Environmental Laws to treat, store or dispose of such Hazardous materials;

                           (viii) there has been no exposure of any person or property to Hazardous Materials or any release of Hazardous Materials into the environment by the Company and its subsidiaries or in connection with their present or prior properties or operations that could reasonably by expected to give rise to any Environmental Liability;

                           (ix) no  release or clean up of  Hazardous  Materials
                  has occurred at the Company's and its subsidiaries' properties which could reasonably be expected to result in the assertion or creation of any Lien on the properties by any Governmental Authority with respect thereto, nor has any such lien been asserted or made by any Governmental Authority with respect thereto; and

                           (x) the  operations  of each third party  operator of
                  any of the Company's and its subsidiaries' properties are in compliance with the terms of this Section.

         The Company has made available to the Purchaser all material internal and external environmental audits, studies, documents and correspondence on environmental matters in the possession of the Company relating to any of the present or prior properties or operations of the Company and its subsidiaries.

         In this Section,

                           (xi) "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations or orders of any Governmental Authority pertaining to pollution, health, safety, or the environment, including, without limitation, the laws of the Ukraine on Environmental Protection (VVR (Visnyk Verkhovnoi Rady [Herald of the Supreme Rada]) 1991, #41. p.
                  5546), the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act, the Clean Water Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the

                  Hazardous Materials Transportation Act, the Oil Pollution Act, all as amended, any state laws implementing the foregoing federal laws, any state laws pertaining to, health, safety and waste management including, without limitation, the handling of asbestos, medical waste or disposable products, hydrocarbon products, PCBs or other Hazardous Materials or processing or disposing of wastes or the use, maintenance and closure of pits and impoundments, all other federal, provincial, state or local environmental conservation or protection and health and safety laws, domestic and foreign, and any common law creating liability for environmental conditions. Environmental Laws shall include, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, guidelines, obligations, schedules and timetables contained in Environmental Laws or contained in any regulation, plan, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                           (xii) "Hazardous  Materials" shall mean any materials
                  that are regulated by or form the basis or liability under Environmental Laws, and include, without limitation, asbestos, wastes, including, without limitation, medical wastes or disposable products, hazardous substances, pollutants or contaminants, hazardous or solid wastes, hazardous constituents, hazardous materials, toxic substances, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

                           (xiii) "Environmental Liability" shall mean liabilities, fines, penalties, obligations, consequential damages, responsibilities, response costs, natural resource damages, corrective action costs, reclamation costs, and costs and expenses, known or unknown, absolute or contingent, past, present or future, resulting from any requirement, claim or demand under Environmental Laws or contract.

                  (m)      Tax Matters.

                           (i) Each of the  following  is true with  respect  to
                  each of the Company and its subsidiaries to the extent applicable to such member:

                                    (1) all Returns that are or were required to
                           be filed by or with respect to the Company and its subsidiaries have been or will be timely filed by each of the Company and its subsidiaries when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

                                    (2) except as set forth on Schedule  4.1(m),
                           each member of the Company and its subsidiaries has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a Return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other Persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any period as reflected on its books (including, without limitation, the Latest Balance Sheet) are adequate to cover such Taxes;

                                    (3)  there  are  no  ongoing  or   scheduled
                           audits, agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of any of the Company and its subsidiaries for any period, and neither the Company nor any subsidiary has been requested to enter into any such agreement or consent;

                                    (4) there are no Liens for Taxes (other than
                          for current Taxes not yet due and payable and Taxes set forth on Schedule 4.1(m) ) upon the assets of any of the Company nor its subsidiaries;

                                    (5) the  Company and its  subsidiaries  have
                           not   received   notice   of   any   Tax   deficiency
                           outstanding, proposed or assessed against or allocable to the Company or its subsidiaries or their assets (other than for Taxes set forth on Schedule 4.1(m);

                                    (6) to the knowledge of the Company, each of
                           the Company and its subsidiaries has complied in all material respects with all applicable tax laws (other than for Taxes set forth on Schedule 4.1(m); and

                                    (7)  all  Taxes  that  the  Company  and its
                           subsidiaries are or were required by applicable law to withhold or collect have been duly withheld, collected and paid.

                  (n) Litigation. Except as disclosed on Schedule 4.1(n), there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of the Company, threatened before any court, any Governmental Authority, governmental instrumentality or any arbitration panel, against or affecting any of the Company or its subsidiaries. To the knowledge of the Company, no facts or circumstances exist that would be reasonably likely to result in the filing of any such action that would have a Material Adverse Effect on the Company. Except as disclosed on Schedule 4.1(n), neither the Company nor its subsidiaries is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

                  (o) Broker's and Finder's Fee. No agent, broker, Person or firm acting on behalf of the Company is or will be entitled to any commission or broker's or finder's fee from the Company or its subsidiaries in connection with any of the transactions contemplated herein.

                  (p) Absence of Sensitive Payments. Except as disclosed to Purchaser, neither the Company, any subsidiary nor any Affiliate thereof nor any officer or director of any of them acting alone or together, has performed any of the following acts: (i) the making of any contribution, payment, remuneration, gift or other form of economic benefit (a "Payment") to or for the private use of any governmental official, employee or agent where the Payment or the purpose of the Payment was illegal under the laws of the United States, Canada or the Ukraine or the jurisdiction in which such payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or the making of any false or artificial entries on its books, (iii) the making of any Payment or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the documents supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of the Company and its subsidiaries (or assist any of the Company or its subsidiaries in connection with any actual or proposed transaction) which (A) would reasonably have been expected to subject any of the Company or its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Material Adverse Effect on the Company or (C) if not continued in the future, would have a Material Adverse Effect on the Company.

                  (q) Compliance with Law. Neither the Company nor any subsidiary is in violation of any statute, law, ordinance, regulation, rule or order of any foreign, United States, Canadian or Ukranian federal, state, provincial or local Governmental Authority or any judgment, decree or order of any court, except where any such violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries has all permits, approvals, licenses and franchises from Governmental Authorities required to conduct its business as now being conducted, except for such permits, approvals, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (r)      Contracts.

                           (i) Schedule 4.1(r) sets forth, as of the date hereof, a list of all of the following material contracts and other agreements to which the Company or its subsidiaries is a party or by which any of them or any material portion of their properties or assets are bound or subject (other than those set forth on any other Schedule): (1) contracts, severance agreements and other agreements with any current or former officer, director, employee, consultant, agent or other representative; (2) contracts and other agreements with any labor union or association representing any employee of the Company and its subsidiaries; (3) contracts, agreements or other agreements relating to the Company and its subsidiaries between the Company and its subsidiaries, on the one hand, and any shareholder or any of his, her or its Affiliates on the other hand; (4) joint venture agreements, concessions, licenses or production sharing contracts; (5) contracts and other agreements under which the Company or any of its subsidiaries agrees to indemnify any party; (6) contracts and other agreements relating to the borrowing of money; or (7) any other material contract or other agreement whether or not made in the ordinary course of business. There have been delivered or made available to the Purchaser true and complete copies of all such contracts and other agreements set forth on
                  Schedule 4.1(r).

                           (ii) All contracts, agreements and understandings set
                  forth on Schedule 4.1(r) are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except as set forth on Schedule 4.1(r) (or on another Schedule), (1) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (2) neither the Company nor any of its subsidiaries is in violation or breach of or default under any such contract, agreement or understanding nor to the knowledge of the Company is any other party to any such contract, agreement or understanding.

                  (s)      Employment Plans/Employment Agreements

                           (i)  Neither the  Company  nor its  subsidiaries  has
                  sponsored, maintained or contributed to or for the benefit of the current or former employees, officers or directors of the Company or its subsidiaries or has been so sponsored, maintained or contributed to within six years prior to the Closing Date:

                                    (1) any  "employee  benefit  plan,"  as such
                           term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

                                    (2)  any  personnel  policy,   option  plan,
                           collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding.

                           (ii) Neither the Company nor its subsidiaries contributes to or has an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to or any liability with respect to (a) a multiemployer plan within the meaning of Section 3(37) of ERISA or (b) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Plan is funded through a trust that is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code.

                           (iii) the Company  does not have a 401(k) Plan or any
                  health benefit plans.

                  (t) Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, each of the Company and its subsidiaries has conducted its business only in the ordinary course, and has not:

                           (i) amended its articles of incorporation, bylaws or similar organizational documents;

                           (ii) merged or consolidated with another entity (other than a subsidiary) or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

                           (iii)  suffered  any  damage,   destruction  or  loss
                  (whether or not covered by insurance) which has had or could have a Material Adverse Effect on the Company;

                           (iv)   suffered  the   termination,   suspension   or
                  revocation  of  any  license  or  permit   necessary  for  the
                  operation of its business;

                           (v) entered into any transaction other than on an arm's-length basis;

                           (vi) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any option, warrant or other right to purchase or acquire any equity interest; or

                           (vii) agreed, whether or not in writing, to do any of
                  the foregoing (other than as contemplated by the Pease Merger Agreement).

                  (u) The Company's Assets. The assets of the Company and of its subsidiaries consist solely of (i) reserves of oil, rights to reserves of oil and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this
         Section 4.1(u), the term "associated exploration and production assets" shall have the meaning ascribed thereto in Section 802.3 of the Rules promulgated pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act").

                  (v) Registration Rights. The Company is not under any obligation to register (as defined in the First Amendment to Registration Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued, except as described on Schedule 4.1(v).

         Section 4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

         (a)      Investment Intent.  Purchaser:

                         (i) is acquiring the Purchase Shares, the Warrants, the
                    Shares and the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof except pursuant to the First Amendment to Registration Rights Agreement;

                         (ii) understands and acknowledges that the Purchase Shares, the Warrants, the Shares and the Warrant Shares have not been and will not be registered under any applicable Securities Laws, and that the issuance contemplated hereby is being made in reliance on a private placement exemption to "accredited investors" as defined in Regulation D under the Securities Act and similar exemptions under state law and applicable exemptions under the Securities Act (Alberta);

                         (iii) has had access to such information concerning the
                    Company as it has considered necessary in connection with its investment decision to invest in the Purchase Shares, the Warrants, the Shares and the Warrant Shares, including an opportunity to meet with members of management of the Company and to ask and receive answers to questions regarding the Company, its business, financial condition, prospects and the terms of this offering;

                         (iv) has such knowledge and experience in financial and
                    business matters as to be capable of evaluating the merits and risks of its investment in the Purchase Shares, Warrants, Shares and Warrant Shares and is able to bear the economic risks of such investment;

                         (v) acknowledges that it has not purchased the Purchase
                    Shares, the Warrants, the Shares and the Warrant Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over the internet, radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

                         (vi) agrees that if it decides to offer, sell or otherwise transfer any of the Purchase Shares, the Warrants, the Shares or the Warrant Shares, it will not offer, sell or otherwise transfer any of such Purchase Shares, Warrants, Shares or Warrant Shares, directly or indirectly, unless:

                         A. the sale is to the Company or registered under applicable Securities Laws; or

                         B. the sale is made  outside  the  United  States  in a
                    transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation as then in effect);

                         C. the sale is made pursuant to the exemption  from the
                    registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

                         D. the  sale is made in a  transaction  that  otherwise
                    does not require registration under applicable Securities Laws governing the offer and sale of the Purchase Shares, Warrants, Shares and Warrant Shares;

                         (vii) understands and acknowledges that upon issuance thereof and until such time as is no longer required under requirements of the applicable Securities Laws, all certificates representing the Purchase Shares, the Warrants, the Shares and the Warrant Shares (and all certificates issued in exchange therefor or in substitution thereof), shall bear, in addition to any legend(s) required by applicable Securities Laws and policies, the following legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, IF APPLICABLE (OR SUCH SUCCESSOR RULE OR REGULATION AS THEN IN EFFECT), (C) INSIDE THE UNITED STATES (1) PURSUANT TO REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE LAWS, OR
                  (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (3) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

                  and understands that the certificate representing the Purchase Shares, Warrants, Shares and Warrant Shares will bear the following additional legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD UNLESS (A) A PERIOD OF AT LEAST 12 MONTHS HAS ELAPSED FROM THE DATE OF ORIGINAL ISSUE, (B) NO UNUSUAL EFFORT IS MADE TO
                  PREPARE THE MARKET OR TO CREATE A DEMAND FOR THE SECURITIES MAKING UP THE DISTRIBUTION, (C) NO EXTRAORDINARY COMMISSION OR

                  CONSIDERATION IS PAID TO A PERSON OR COMPANY OTHER THAN THE VENDOR OF THE SECURITIES IN RESPECT OF THE TRADE, AND (D) THE FIRST TRADE IS NOT FROM THE HOLDINGS OF A CONTROL PERSON. ("UNUSUAL EFFORT," "EXTRAORDINARY COMMISSION" AND "CONTROL PERSON" HAVE THE MEANINGS SET OUT IN THE SECURITIES ACT (ALBERTA) AND THE RULES THEREUNDER.)

                         (viii) consents to the Company making a notation on its
                    records or giving instructions to any transfer agent of the Purchase Shares, the Warrants, the Shares and the Warrant Shares in order to implement the restrictions on transfer set forth and described herein; and

                         (ix) will not sell all or any of the  Purchase  Shares,
                    the Warrants, the Shares and the Warrant Shares except in compliance with applicable Securities Laws.

                           (b)   Accredited   Investor.   The  Purchaser  is  an
         "accredited investor" as such term is defined in Regulation D under the Securities Act.

                           (c) Corporate Power; Authority. The Purchaser has full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Purchaser and no other corporate proceeding on the part of the Purchaser is necessary to authorize and approve this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing, each Ancillary Agreement will be, duly executed and delivered by, and constitutes or will constitute a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

         Section 4.3 Acknowledgments of the Purchaser. In connection with the issuance of the Purchase Shares and the Warrants, Purchaser certifies that it is not a resident of Alberta and hereby acknowledges to the Company as follows:

                  (a) Purchaser understands that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchase Shares or the Warrants,

                  (b) there is no government or other insurance covering the Purchase Shares or the Warrants,

                  (c) there are risks associated with the purchase of the Purchase Shares and the Warrants,

                  (d) there are restrictions on the Purchaser's ability to resell the Purchase Shares and the Warrants (and the Shares and Warrant Shares) and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Purchase Shares Warrants (and the Shares and Warrant Shares), and

                  (e) the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Purchase Shares and Warrants through a person or company registered to sell securities under the Securities Act (Alberta) and, as a consequence of acquiring the Purchase Shares and the Warrants pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), including statutory rights of rescission or damages, will not be available to the Purchaser.


                        ARTICLE V. CONDITIONS TO CLOSING

         Section 5.1 Purchaser's Conditions. Purchaser's obligations to purchase the Purchase Shares and the Warrants at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against Purchaser unless specifically consented to in writing:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 4.1 hereof shall be true and correct when made, and shall be true and correct on the Closing Date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

                  (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

                  (c) Compliance Certificate. The Company shall have delivered to Purchaser a certificate of the Company, executed by the President and Secretary of the Company, dated the Closing Date, and certifying, that all representations and warranties of the Company contained in the Agreement are true and correct on the Closing Date as if made on such date, that all conditions to the obligations of Purchaser to close the transactions contemplated by this Agreement have been satisfied or waived in writing by Purchaser and that the Company has complied with all covenants or obligations set forth in this Agreement.

                  (d) No Material Adverse Change. There shall have been no Material Adverse Change with respect to the Company since the date of the Interim Financial Statements.

                  (e) Consents. The shareholders of the Company shall have approved the issuance of the Purchase Shares and Warrants as contemplated by Section 6.4. Any consent, approval, authorization or order of any court, Governmental Authority or administrative body required for the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall be in effect on the Closing Date.

                  (f) Registration Rights Agreement. The Company shall have executed the First Amendment to Registration Rights Agreement.

                  (g) Opinion of Company's Counsel. Purchaser shall have received from McManus Thompson a favorable opinion dated the Closing Date, in form and substance satisfactory to Purchaser, in the form of Exhibit D.

                  (h) Pease Merger Agreement. The Pease Merger Agreement shall have been amended as contemplated by Section 6.10 and the form and substance of such amendment shall be satisfactory to the Purchaser, acting reasonably.

                  (i) Due Diligence. The Purchaser shall have completed its due diligence investigation of the Company, its subsidiaries and their respective assets, operations and prospects, and the Company shall be satisfied in its sole and absolute discretion with the results of that investigation. Such due diligence shall include, without limitation, receipt of such opinions and certificates regarding the operations, properties and prospects of the Company from Ukranian counsel to Purchaser as purchaser shall request.

         Section 5.2 Company's Conditions. The Company's obligation to sell and issue the Purchase Shares and Warrants at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

                  (a) Representations. The representations made by Purchaser in Sections 4.2 and 4.3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

                  (b) Consents. The shareholders of the Company shall have approved the issuance of the Purchase Shares and Warrants as contemplated by Section 6.4. Any other consent, approval, authorization or order of any court, Governmental Authority or administrative body required for the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall be in effect on the Closing Date.

                  (c) Pease Merger Agreement. The Pease Merger Agreement shall have been amended as contemplated by Section 6.10.

                ARTICLE VI. AFFIRMATIVE COVENANTS OF THE COMPANY

         Section 6.1 Financial Information. The Company will mail to each Holder of any of the Purchase Shares, Warrants, Shares or Warrant Shares the following:

                  (a) ASC Reports. The Company shall promptly mail copies of all quarterly and annual reports and of the information, documents and other reports which the Company is required to file with the ASC or the SEC, exclusive of any exhibits to such reports and exclusive of registration statements on Form S-8.

                  (b) Other Reports. If the Company is not required to file reports with the ASC or the SEC, the Company shall mail within five days after it would have been required to file with the SEC, financial statements, including notes thereto (and with respect to annual financial statements, an auditor's report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" both comparable to that which the Company would have been required to include in such annual or quarterly reports, information, documents or other reports if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

         Section 6.2 Access. The Company will allow, and will cause its subsidiaries to allow, any Holder of Purchase Shares, Warrants, Shares or Warrant Shares or proposed assignee of Purchase Shares, Warrants, Shares or Warrant Shares designated by such Holder, and their respective representatives, upon two Business Days prior telephonic notice, to visit and inspect any of its property, to examine its books of record and account, and to discuss its affairs, finances and accounts with its officers, provided, (i) the Holder of Purchase Shares, Warrants, Shares or Warrant Shares, proposed assignee or representative signs a customary confidentiality agreement if requested by the Company and (ii) the examination will not unreasonably disrupt, in any material manner, the operations of the Company.

         Section 6.3 Rule 144 Reporting. The Company agrees that from and after the date it registers any class of its securities under Section 12(b) or 12(g) of the Exchange Act, it shall:

                  (a) Make and keep "adequate public information" available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as Purchaser owns any Purchase Shares or Common Shares, furnish to Purchaser promptly upon request a written statement by the Company as to its compliance with the reporting requirements (i) necessary to cause "adequate public information" to be available under Rule 144, and (ii) of the Securities Act and Exchange Act.

         Section 6.4 Shareholder Approval. The Company will take all action necessary to obtain the approval of the shareholders of the Company in accordance with the requirements of the CDNX by obtaining Shareholder Consents from holders of a majority of its Common Shares, excluding the Purchaser and Torch Energy Advisors Incorporated, with respect to the transactions contemplated hereby. The Board of Directors of the Company shall recommend such approval and shall each take all lawful action to solicit such approval; provided, however, that such recommendation is subject to any action required by the fiduciary duties of the Board of Directors of the Company under applicable law.

         Section 6.5 Conduct of Business by the Company Pending the Closing. Prior to the Closing, unless Purchaser shall otherwise agree in writing or except as otherwise required by this Agreement:

                  (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Closing. The Company shall, and shall cause its subsidiaries to, (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Authorities applicable to the Company and its subsidiaries; (c) maintain and keep its material properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; (d) maintain its material concessions in full force and effect and not take any action or fail to take any action which would constitute a material breach or default thereunder; and (e) perform in all material respects its obligations under all material contracts and commitments to which it is a party or by which it is bound;

                  (ii) the Company shall not, and shall not propose or agree to, nor shall it permit any of its subsidiaries to, or propose or agree to,
         (a) sell or pledge or agree to sell or pledge any capital stock owned by it in any of their respective subsidiaries, (b) amend their respective articles or by-laws, (c) split, combine or reclassify their outstanding stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such shares of stock, or declare, set aside, authorize or pay any dividend or other distribution payable in cash, stock or property, or (d) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of stock;

                  (iii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its respective stock of any class, any indebtedness having the right to vote on any matter on which the Company's shareholders may vote or any option, rights or warrants to acquire, or securities convertible into, exercisable for or exchangeable for, shares of stock other than issuances, deliveries or sales of securities pursuant to obligations outstanding as of the date of this Agreement; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business;
         (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (iv) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law, enter into any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of current or former directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any director, officer or employee, except in any of the foregoing cases in accordance with pre-existing contractual provisions or in the ordinary course of business consistent with past practice; and

                  (v) the Company shall not, nor shall it permit any of its subsidiaries to, amend, modify, terminate, waive or permit to lapse any material right of first refusal, preferential right, right of first offer, or any other material right of the Company or any of its subsidiaries.

         Section 6.6 Stock Exchange Listing. The Company shall use its best efforts to list on the CDNX, the Shares and Warrant Shares, to be issued pursuant to the Purchase Shares and Warrants.

         Section 6.7 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction to the transactions contemplated hereby (and, in such case, to proceed with such transactions as expeditiously as possible).

         Section 6.8 No Shop. The Company agrees (a) that neither it nor any of its subsidiaries shall, and it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, stock or asset acquisition, consolidation or similar transaction, involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or its subsidiaries, taken as a whole (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.8; and (c) that it will notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. Notwithstanding the foregoing, the Company may, directly or indirectly, furnish information and access to, and may participate in discussions and negotiate with, any Person, if such Person has submitted a written proposal to its Board of Directors relating to an Alternative Proposal which the Board of Directors believes is superior from a financial point of view to the transactions contemplated hereby and is reasonably likely to be consummated and the Company's Board of Directors, having received a written opinion of legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of the Board of Directors' fiduciary duty to its shareholders imposed by law. The Board of Directors shall provide a copy of any such written proposal to the Purchaser immediately after receipt thereof and thereafter keep the other party promptly advised of any development with respect thereto and any revision of the terms of such Alternative Proposal.

         Section 6.9 Advice of Changes. The Company shall confer on a regular basis with Purchaser on operational matters. The Company shall promptly advise the Purchaser orally and in writing of any change or event that has had, or could reasonably be expected to have, a Material Adverse Effect. The Company shall promptly provide the Purchaser (or their respective counsel) copies of all filings made by such party with the CDNX or any other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

          Section 6.10 Pease Merger. The Company is currently party to the Pease Merger Agreement. Contemporaneously with the execution of this Agreement, Pease and the Company have amended the Pease Merger Agreement as contemplated by Exhibit E. Purchaser agrees to vote all Common Shares which it owns or controls and all of the Preferred Shares in favor of the Pease Merger Agreement (as amended as contemplated by Exhibit E), including the approval and adoption of the Redomestication (as defined in the Pease Merger Agreement) and the Merger (as defined in the Pease Merger Agreement); provided however, Purchaser shall not be required to vote or cause the voting of Common Shares or Preferred Shares unless:

         (i) The conditions to consummation of the Redomesticatioin and the Merger set forth in Section 7.01(a) and (c) of the Pease Merger Agreement shall have been satisfied as of the date of the vote of shareholders or waived by Purchaser.

         (ii) The conditions to the consummation of the Redomestication and Merger set forth in Section 7.02(a) through 7.02(j) of the Pease Merger Agreement shall have been satisfied as of the date of the vote of shareholders or waived by Purchaser, except that

                  (A) the certificates of the President and Chief Financial Officer of Pease described in Section 7.02(a), 7.02(b) and 7.02(c) of the Pease Merger Agreement shall be delivered and addressed to Purchaser and shall be dated the date of the shareholder vote;

                  (B) the "reasonable business judgement of Carpatsky" set forth in Section 7.02(d) of the Pease Merger Agreement shall be the "reasonable business judgement of Bellwether Exploration Company";

                  (C)  Purchaser   shall  have  been  advised  orally  that  the
         requirements   of  the  second  sentence  of  clause  (iii)  below  are
         anticipated to be satisfied at the closing.

         (iii) Purchaser shall have received drafts of the opinions set forth in
Section 7.02(e) and (f) of the Pease Merger Agreement, and such opinion shall be in form and substance acceptable to Purchaser, acting reasonably. Each of the opinions described in Section 7.02(e) and (f) of the Pease Merger Agreement shall be addressed and delivered to Purchaser at the Closing.

         (iv) The Company will not waive the  conditions  in Section  7.02(i) or
(j) of the Pease Merger Agreement without the prior written consent of Purchaser.

     Section 6.11 Board Nominees. At or prior to the Closing, the Company shall cause J.P. Bryan to be appointed as Chief Executive Officer of the Company, and shall cause the board to be increased by two members, Mr. Burges, Mr. Braun and Mr. Richards to resign as directors, and Mr. Bryan, Dr. Jack Birks, Mr. Timothy Robson, Mr. Don Boykiw and Mr. John Kousinioris to be appointed as directors of the Company.

         Section 6.12 Use of Proceeds. The Company shall pay $1.0 million of the net proceeds of the issuance of the Preferred Shares and Warrants to the joint activity account created pursuant to the Joint Activity Agreement, dated September 14, 1995, between Poltavanaftogaz and the Company, as amended.

                           ARTICLE VII. MISCELLANEOUS

     Section 7.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

         Section 7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

         Section 7.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 7.4 Entire Agreement, Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         Section 7.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at: Bellwether Exploration Company, 1331 Lamar, Suite 1450, Houston, Texas 77010, Attn: Roland E. Sledge, Esq. with a copy to Haynes and Boone, LLP, 1000 Louisiana, Suite 4300, Houston, Texas 77002,
Attention: Guy Young, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other Holder of any Purchase Shares, Warrants, Shares or Warrant Shares, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Purchase Shares, Warrants, Shares or Warrant Shares who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the signature page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to Purchaser, with a copy to McManus Thomson, 1210, 606-4th Street S.W., Calgary, Alberta T2P 1T1, Attention: James D. Thomson.

          Section 7.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Purchase Shares, Warrants, Warrant Shares or Shares , upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement.

         Section 7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 7.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         Section 7.10 Specific Performance. The Company acknowledges that any breaches of the agreements and covenants contained in of this Agreement would cause irreparable injury to Purchaser for which Purchaser would have no adequate remedy at law. In addition to any other remedy that Purchaser may be entitled to, the parties agree that Purchaser shall be entitled to the remedy of specific performance.


                       [Signatures on the following page]

         The foregoing Agreement is hereby executed as of the date first above written.


                                            "COMPANY"

Address: 6671 Southwest Freeway, Suite 303  CARPATSKY PETROLEUM INC.
         Houston, Texas 77074
         Fax: (713) 981-8670
                                            By
                                               ---------------------------------
                                               David A. Melman,
                                               Chief Corporate Officer


                                            "PURCHASER"

                                            BELLWETHER EXPLORATION COMPANY


                                            By
                                               ---------------------------------
                                               J.P. Bryan,
                                               Chief Executive Officer

                         Exhibit A Final Execution Copy
                                      to
                          Securities Purchase Agreement
                             dated December 30, 1999



                        FORM 4 BUSINESS CORPORATIONS ACT
                              (SECTIONS 27 OR 171)

                         Alberta ARTICLES OF AMENDMENT
------------------------------------- -----------------------------------------
1.       NAME OF CORPORATION           2.        CORPORATE ACCESS NUMBER

         Carpatsky Petroleum Inc.                J06545923
------------------------------------  -----------------------------------------

------------------------------------  -----------------------------------------

3. ITEM NO. __ OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION ______ OF THE BUSINESS CORPORATIONS ACT.

         Pursuant to Section 27(5) of the Business Corporations Act (Alberta), the share capital of the Corporation is hereby amended to create a series of Preferred Shares to be designated "Convertible Preferred Shares, Series A" (the "Convertible Preferred Shares"), consisting of 500,000,000 Convertible Preferred Shares. Each such Convertible
         Preferred Share shall have attached thereto the rights, privileges, restrictions and conditions described in the electronic attachment.















4.       DATE                        SIGNATURE                  TITLE

         December 30, 1999
-----------------------------  -----------------------      -------------------

                            CARPATSKY PETROLEUM INC.


                 ELECTRONIC ATTACHMENT TO ARTICLES OF AMENDMENT
                     SETTING FORTH THE POWERS, PREFERENCES,
                     RIGHTS, QUALIFICATIONS, LIMITATIONS AND
                        RESTRICTIONS OF THE CORPORATION'S
                     CONVERTIBLE PREFERRED SHARES, SERIES A

         Section 1.        Designation and Number.

         (a) The series of Preferred Shares shall be designated as "Convertible Preferred Shares, Series A" ("Preferred Shares"). The number of shares initially constituting the Preferred Shares shall be 500,000,000. Such number may not be decreased below the number of then outstanding shares of such series of Preferred Shares.

         (b) The Preferred Shares shall, with respect to rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Shares of the Corporation now or hereafter authorized including, without limitation, the Common Shares.

         (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

         Section 2.        Dividends and Distributions.

         In the event that the Corporation shall declare a cash dividend to holders of Common Shares, then the Board of Directors shall declare, and the holder of each Preferred Share shall be entitled to receive, a dividend in an amount equal to the amount of such dividend received by a holder of the number of Common Shares for which such Preferred Shares are convertible on the record date for such dividend. Any such amount shall be paid to the holders of Preferred Shares at the same time such dividend is made to holders of Common Shares.

         The holders Preferred Shares shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3.        Voting Rights.

         In addition to any voting rights provided by law and except where only a specified class or series of shares is entitled to vote, the holders Preferred Shares shall have the following voting rights:

         (a) Except as otherwise required by applicable law and so long as the Preferred Shares are outstanding, each Preferred Share shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of shareholders or in connection with any shareholder action taken in lieu of a meeting of shareholders, on all matters voted on by holders of Common Shares, including the election of directors, voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each Preferred Share shall entitle the holder thereof to cast one vote for each Preferred Share standing in his or her name on the transfer books of the Corporation as of the record date for determining the shareholders of the Corporation eligible to vote on any such matters.

         (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding Preferred Shares, voting separately as a single class, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Articles that would alter or change the powers, preferences or special rights of the Preferred Shares, (ii) amend, alter or repeal the Shares so as to affect the Preferred Shares adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, or (iii) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any additional Preferred Shares except under Section 9.

         (c) For so long as the Preferred Shares are outstanding, the Corporation shall not issue any capital stock entitling the holder thereof to vote generally under ordinary circumstances in the election of directors, other than (i) Common Shares and (ii) Preferred Shares issued pursuant to Section 9.

         Section 4.        Redemption.

         The  Corporation  shall  not have any  right to  redeem  any  Preferred
Shares.

         Section 5.        Reacquired Shares.

         Any Preferred Shares converted, exchanged, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Preferred Shares shall upon their cancellation become authorized but unissued preferred shares.

         Section 6.        Liquidation, Dissolution or Winding Up.

          (a) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive the Liquidation Amount prior to any payment being made or any property of the Corporation being distributed to the holders of the Common Shares or the holders of any Junior Shares. After payment to the holders of the Preferred Shares of the Liquidation Amount, the holders of the Preferred Shares shall be entitled to receive (rateably with the holders of the Common Shares) for each Preferred Share held, the amount which would have been received by the Holder of such Preferred Shares if on the record date for such distribution, the holder of such Preferred Shares had converted such Preferred Shares into the number of Common Shares into which such Preferred Shares were convertible on the record date for such distribution.

         (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         Section 7.        Conversion.

         (a)  Subject  to the  terms  and  conditions  set  forth  herein,  each
Preferred Share shall be convertible into a number of fully paid and non-assessable Common Shares as is equal, subject to Section 7(g), to a fraction, the numerator of which shall be the Common Share Conversion Number and the denominator of which shall be the number of Preferred Shares issued and outstanding on the date of conversion. The Common Share Conversion Number shall initially be 50,000,000, and shall be subject to adjustment as set forth in this Section. Such conversion right may only be exercised by the holders of a majority of the outstanding Preferred Shares surrendering certificates ("Surrendered Certificates") representing a majority of the outstanding Preferred Shares to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holders of a majority of the outstanding Preferred Shares elect to convert such shares and specifying the name or names (with address) in which a certificate or certificates for Common Shares are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). Upon such surrender, all Preferred Shares shall automatically be converted into Common Shares as provided in this Section. Notwithstanding the foregoing provisions or anything set forth herein or in the Articles of the Corporation, any Preferred Shares remaining outstanding on December 28, 2004 shall be and be deemed to have been converted into Common Shares at the Conversion Number then in effect.

          (b) As promptly as practicable after the surrender, as herein provided, of Preferred Shares for conversion pursuant to Section 7(a), the Corporation shall deliver to all holders of Preferred Shares a written notice informing such holders (i) that the holders of a majority of the outstanding Preferred Shares have delivered their certificates for such shares to the Corporation in satisfactory form for conversion into Common Shares pursuant to the requirements of this Section 7, (ii) that, as result of such delivery, all outstanding Preferred Shares have been converted into the right to receive

Common Shares and (iii) of the Common Share Conversion Number and instructing such holders to surrender the certificates representing their Preferred Shares to the Corporation in the manner specified in Section 7(a) above in order to receive certificates representing the Common Shares deliverable upon the conversion of their Preferred Shares. As promptly as practicable after the surrender of any certificates representing Preferred Shares in accordance with the requirements of this Section 7, the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable Common Shares into which such Preferred Shares may be or have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this paragraph and of Section 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Preferred Shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Shares deliverable upon conversion of such Preferred Shares shall be treated for all purposes as having become the record holder or holders of such Common Shares at such appropriate time, and such conversion shall be based on the Common Share Conversion Number in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Shares deliverable upon such conversion as the record holder or holders of such Common Shares while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be based on the Common Share Conversion Number in effect at, such time on such next succeeding day.

         (c) To the extent permitted by law, when Preferred Shares are converted, all dividends declared and unpaid on the Preferred Shares so converted to the date of conversion shall be immediately due and payable and must accompany the Common Shares issued upon such conversion.

         (d) The Common Share Conversion Number shall be subject to adjustment as follows:

               (i) In case the  Corporation  shall  at any time or from  time to time (A) pay a dividend or make a distribution on the outstanding Common Shares in capital stock (which, for purposes of this Section 7(d) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding Common Shares into a larger number of shares, (C) combine the outstanding Common Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares then, and in each such case, the Common Share Conversion Number in effect immediately prior to such event shall be adjusted to equal the Common Share Conversion Number in effect immediately prior to such action multiplied by a fraction, the numerator of which is the number of Common Shares outstanding after the action described in clauses (A) through (D) and the denominator of which is the number Common Shares outstanding immediately prior to such action. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively
         (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue Common Shares (or securities convertible into or exchangeable for Common Shares, or any options, warrants or other rights to acquire Common Shares) for a consideration per share less than the Current Market Price per Common Share then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the consideration per share of any security convertible or exchangeable or exercisable into Common Shares as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Shares plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Shares divided by (B) the number of Common Shares initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Common Share Conversion Number in effect shall be adjusted by multiplying the Common Share Conversion Number in effect on the day immediately prior to the Date by a fraction
         (x) the numerator of which shall be the sum of the number of Common Shares outstanding on the Date plus the number of additional Common Shares issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of Common Shares outstanding on the Date plus the number of Common Shares which the aggregate consideration for the total number of such additional Common Shares (or securities convertible into or exchangeable for Common Shares, or any options, warrants or other rights to acquire Common Shares) plus the aggregate amount of any additional consideration initially payable (without regard to any anti-dilution adjustments) upon such conversion, exchange or exercise of such security into Common Shares would purchase at the Current Market Price per Common Share on the Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to shareholders of the Corporation, as such, on the record date for the determination of shareholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided that:
         (A) the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights; (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions  thereof)  which  shall  have  given  rise  to  an  adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases or decrease or decreases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Common Share Conversion Number hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional Common Shares corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional Common Shares, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and
         (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time of adjustment; and
         (C) no adjustment in the Common Share Conversion Number shall be made pursuant to this Section 7(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Common Share Conversion Number is made pursuant to Section 7(d)(i).

                  (iii) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Shares similar to or having an effect similar to any of the actions described in any of
         Section 7(d)(i) and Section 7(d)(ii), or Section 7(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Common Share Conversion Number as a result of such action, then, and in each such case, the Common Share Conversion Number shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Shares).

               (iv) Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) shall be made upon the grant of options to employees or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of Common Shares upon exercise of such options if the exercise price thereof was not less than the Market Price of the Common Shares on the date such options were granted.

         (e) If the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Common Share Conversion Number then in effect shall be required by reason of the taking of such record.

         (f) Upon any increase or decrease in the Common Share Conversion Number, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Shares at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Common Share Conversion Number then in effect following such adjustment.

         (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Preferred Shares. If more than one Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Shares so surrendered. If the conversion of any Preferred Share of Preferred Shares results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Shares on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

         (h) In case of any capital reorganization or reclassification or other change of outstanding Common Shares, or in case of any consolidation or merger of the Corporation with or into another Person (other than (i) a consolidation or merger in which the resulting entity is obligated and bound by this Article of Amendment, the Articles of the resulting entity contain identical terms in such Articles regarding the Common Shares of the resulting entity and which does not result in any reclassification or change of outstanding Common Shares or
(ii) a transaction described in Section 7(d)(i)), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Shares at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each Preferred Share then outstanding shall have the right thereafter to convert such Preferred Share into the kind and amount of shares or other securities (of the Corporation or another issuer, the "Other Securities")) or property or cash receivable upon such Transaction by a holder of the number of Common Shares into which such Preferred Shares could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7. If, in the case of any such Transaction, the Other Securities, cash or property receivable thereupon by a holder of Common Shares includes shares or other securities of a Person other than the resulting entity or purchasing Person and other than the Corporation, which controls or is controlled by the resulting entity or purchasing Person or which, in connection with such Transaction, issues Other Securities, other property or cash to holders of Common Shares, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such Other Securities, other property or cash to the holders of Preferred Shares upon conversion of the Preferred Shares as provided above. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

         (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Shares, such number of its authorized but unissued Common Shares as will from time to time be sufficient to permit the conversion of all outstanding Preferred Shares, and shall take all action required to increase the authorized number of Common Shares if at any time there shall be insufficient authorized but unissued Common Shares to permit such reservation or to permit the conversion of all outstanding Preferred Shares.

         (j) The issuance or delivery of certificates for Common Shares upon the conversion of Preferred Shares shall be made without charge to the converting holder of Preferred Shares for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the Preferred Shares converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Preferred Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

         (k) If an offer is made to purchase Common Shares and the offer must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Common Shares are listed, be made to all or substantially all holders of Common Shares located in a province of Canada in which the requirement applies, the holders of Preferred Shares shall be given the opportunity to participate in the offer through conversion of the Preferred Shares into Common Shares; unless;

                  (i) an identical offer (in terms of price per security and percentage of outstanding securities to be taken upon, exclusive of securities owned immediately prior to the bid by the offeror, or associates or affiliates of the offeror, and in all other material respects) is made concurrently to purchase Preferred Shares, which offer has no condition attached other than the right not to take up and pay for securities tendered if no securities are purchased pursuant to the offer for Common Shares; or

                  (ii) less than 50% of the Common Shares outstanding immediately prior to the offer, other than Common Shares owned by the offeror, or associates or affiliates of the offeror, are deposited pursuant to the offer.

         Section 8.        Certain Remedies.

         Any registered holder of Preferred Shares shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article of Amendment and to enforce specifically the terms and provisions of this Article of Amendment in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         Section 9.        Additional Preferred Shares.

         While any Preferred Shares are outstanding, the Corporation shall not issue any additional Common Shares or convertible securities, rights, warrants, options or other commitments to issue Common Shares unless, prior to such issuance, the Corporation declares and pays a dividend on the Preferred Shares of a number of Preferred Shares equal to the number of Common Shares being issued or the maximum number of Common Shares which may be issued pursuant to such convertible securities, rights, warrants, options or commitments; provided, however, the Corporation shall not be required to issue additional Preferred Shares in connection with the issuance of Common Shares pursuant to agreements described in a Schedule to the Purchase Agreement.

         Section 10.       Definitions.

         For the purposes of this Article of Amendment, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "Common Shares" shall mean and include the Common Shares of the Corporation and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such shares are reclassified or reconstituted.

         "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Shares for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Shares are not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

         "Junior Shares" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares including, without limitation, the Common Shares.

         "Liquidation Amount" with respect to a Preferred Share shall mean the sum of (a) all declared and unpaid dividends on such Preferred Share, and (b) the sum of $10.00 divided by the number of Preferred Shares outstanding on the applicable date.

         "Market Price" shall mean, per Common Share on any date specified herein: (a) the closing price per Common Share on the Canadian Venture Exchange or other principal Canadian stock exchange on which the Common Shares are traded, stated in U.S. dollars at the then current noon buying rate for Canadian dollars as certified by the New York Federal Reserve Bank or (b) if there shall have been no trading on such date or if the Common Shares are not so designated, the average of the reported closing bid and asked prices of the Common Shares on such date as shown by any reputable dealer in Common Shares as selected by the Board of Directors of the Corporation. If none of (a) or (b) is applicable, Market Price shall mean a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the Preferred Shares or, if no such appraiser is so chosen more than twenty business days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Preferred Shares, then by an appraiser chosen by the Corporation.

         "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated December 29, 1999, between the Corporation and Bellwether Exploration Company.

         "Trading Day" shall mean a day on which the national securities exchanges are open for trading.

                                   Exhibit B               Final Execution Copy
                                       to
                          Securities Purchase Agreement
                             dated December 30, 1999



                                     WARRANT

                            CARPATSKY PETROLEUM INC.
                             an Alberta Corporation
                                 (the "Company")

                          To Purchase up to 12,500,000
                         of the Company's Common Shares

                                    issued to

                         Bellwether Exploration Company
                             a Delaware corporation
                                ("Warrantholder")

                                December 30, 1999

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, IF APPLICABLE (OR SUCH SUCCESSOR RULE OR REGULATION AS THEN IN EFFECT), (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF A TRANSFER UNDER CLAUSE C, THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. UPON RECEIPT OF A CERTIFICATE OF THE HOLDER IN FORM SATISFACTORY TO THE COMPANY, INDICATING THE HOLDER WILL COMPLY WITH THE REQUIREMENTS OF REGULATION S IN CONNECTION WITH THE SALE OF THE SECURITIES THE COMPANY WILL DIRECT THE TRANSFER AGENT TO REMOVE THIS LEGEND TO PERMIT GOOD DELIVERY OF THE SECURITIES. IN ADDITION, THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNTIL DECEMBER 29, 2000, EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (ALBERTA).



===============================================================================

                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I.  EXERCISE OF WARRANT...............................................1
         Section 1.1.      Manner of Exercise.................................1
         Section 1.2.      When Exercise Effective............................1
         Section 1.3.      Delivery of Share Certificates, etc................2
                  (a)      Certificates.......................................2
                  (b)      Partial Exercise...................................2

ARTICLE II. ADJUSTMENT OF COMMON SHARES ISSUABLE UPON EXERCISE................2
         Section 2.1.      General; Warrant Price.............................2
         Section 2.2.      Share Dividends....................................2
         Section 2.3.      Rights, Options and Warrants.......................3
         Section 2.4.      Subdivisions.......................................3
         Section 2.5.      Certain Non-Cash Distributions.....................4
         Section 2.6.      Certain Cash Distributions.........................4
         Section 2.7.      Certain Tender Offers..............................5
         Section 2.8.      Reclassification...................................6
         Section 2.9.      Certain Calculations...............................6
         Section 2.10.     Size of Adjustments................................6
         Section 2.11.     Permitted Increases................................7
         Section 2.12.     Notice of Adjustments of Warrant Price.............7
         Section 2.13.     Notice of Certain Corporate Action.................7
         Section 2.14.     Company to Reserve Common Shares...................8
         Section 2.15.     Taxes on Conversions...............................8
         Section 2.16.     Covenant as to Common Shares.......................8

ARTICLE III.  CONSOLIDATION, MERGER, ETC......................................8
         Section 3.1.      Consolidation, Merger, Sale of Assets,
                           Reorganization, etc................................9
         Section 3.2.      Assumption of Obligations..........................9

ARTICLE IV.  OTHER PROVISIONS CONCERNING DILUTION.............................9
         Section 4.1.      No Dilution or Impairment..........................9
         Section 4.2.      Registration of Common Shares.....................10
         Section 4.3.      Availability of Information.......................10
         Section 4.4.      Reservation of Shares, etc........................10

ARTICLE V.  RESTRICTIONS ON TRANSFER.........................................11
         Section 5.1.      Restrictive Legends...............................11
         Section 5.2.      Notice of Proposed Transfer; Opinions of Counsel..12
         Section 5.3.      Termination of Restrictions.......................12



                                       (i)

ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.................13
         Section 6.1.      Ownership of Warrants.............................13
         Section 6.2.      Office, Transfer and Exchange of Warrants.........13
                  (a)      Office............................................13
                  (b)      New Warrant.......................................13
         Section 6.3.      Replacement of Warrants...........................13

ARTICLE VII.  DEFINITIONS....................................................14

ARTICLE VIII. MISCELLANEOUS..................................................15
         Section 8.1.      Remedies..........................................15
         Section 8.2.      No Rights or Liabilities as Shareholder...........15
         Section 8.3.      Notices...........................................16
         Section 8.5.      Miscellaneous.....................................16


















                                      (ii)

                            CARPATSKY PETROLEUM INC.

                                     Warrant

No. W-2                                                       December 30, 1999

         Carpatsky Petroleum Inc., an Alberta corporation (the "Company"), for value received, hereby certifies that, subject to Section 8.6, Bellwether
Exploration Company, a Delaware corporation ("Bellwether"), or registered assigns, is entitled to purchase from the Company up to 12,500,000 duly authorized, validly issued, fully paid and non-assessable common shares (the "Common Shares") at any time or from time to time prior to 5:00 p.m., Houston, Texas time, on the Expiration Date, all subject to terms, conditions and adjustments set forth in this Warrant.

         Certain capitalized terms used in this Warrant are defined in Article VII; unless otherwise specified, references to an "Exhibit" mean one of the exhibits attached to this Warrant, references to an "Article" mean one of the articles in this Warrant and references to a "Section" mean one of the sections of this Warrant.

                         ARTICLE I. EXERCISE OF WARRANT

         Section 1.1. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, from time to time, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subsection (a) of Section 6.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of Common Shares (without giving effect to any adjustment thereof) designated in such subscription by (b) U.S. $0.20, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable Common Shares (or Other Securities) determined as provided in Articles II through IV.

         Section 1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Common Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

         Section 1.3. Delivery of Share Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, subject to Article V, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, the following:

                  (a) Certificates. A certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable Common Shares (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the market price per share on the Business Day next preceding the date of such exercise.

                  (b) Partial Exercise. In case such exercise is in part only, a new Warrant or Warrants of like tenor dated the date hereof, calling in the aggregate on the face or faces thereof for the number of Common Shares equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.

         ARTICLE II. ADJUSTMENT OF COMMON SHARES ISSUABLE UPON EXERCISE

         Section 2.1. General; Warrant Price. The number of Common Shares which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of Common Shares which would be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by a fraction (a) the numerator of which is U.S. $0.20 and (b) the denominator of which is the Warrant Price in effect at the effective time of such exercise (as provided in Section 1.2). The "Warrant Price" shall initially be U.S. $0.20, shall be adjusted and readjusted from time to time as provided in this Article II and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this
Article II.

         Section 2.2. Share Dividends. In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Common Shares, the Warrant Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 2.2, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         Section 2.3. Rights, Options and Warrants. In case the Company shall issue rights, options or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price per Common Share (determined as provided in Section 2.9) on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Warrant Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common
Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 2.3, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not issue any rights, options or warrants in respect of Common Shares held in the treasury of the Company. To the extent that any rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Warrant Price shall then be readjusted to the Warrant Price which would then be in effect based upon the number of Common Shares actually issued upon the exercise of such rights, option or warrants.

         Section 2.4. Subdivisions. In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Warrant Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the Warrant Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         Section 2.5. Certain Non-Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness, shares of any class of capital stock, or other property (including cash and securities, but excluding (i) any rights, options or warrants referred to in Section 2.3, and (ii) any dividend or distribution referred to in Section 2.2), the Warrant Price shall be reduced so that the same shall equal the rate determined by multiplying the Warrant Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per Common Share (determined as provided in Section 2.9) on the date fixed for such determination (the "Reference Date") less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in an certificate delivered to the holders) on the Reference Date of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one Common Share and the denominator shall be the current market price per Common Share on the Reference Date, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date.

         Section 2.6. Certain Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed as part of a distribution referred to in Section 2.5) in an aggregate amount that, combined together with (i) the aggregate amount of any other cash distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 2.6 has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to Section 2.7 has been made (the "combined cash and tender amount"), exceeds 15% of the product of the current market price per share (determined as provided in Section 2.9) of the Common Shares on the date for the determination of holders of Common Shares entitled to receive such distribution times the number of Common Shares outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Warrant Price shall be reduced so that the same shall equal the rate determined by multiplying the Warrant Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per Common Share (determined as provided in Section 2.9) on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over 15% of such aggregate current market price divided by (y) the number of Common Shares outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per Common Share (determined as provided in Section 2.9) on such date for determination.

         Section 2.7. Certain Tender Offers. In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Shares shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any Subsidiary for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this Section 2.7 has been made and (ii) the aggregate amount of any cash distributions to all holders of the Company's Common Shares within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 2.6 has been made (the "combined tender and cash amount") exceeds 15% of the product of the current market price per Common Share (determined as provided in Section 2.9) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Shares outstanding (including any tendered or exchanged shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Warrant Price shall be reduced so that the same shall equal the rate determined by multiplying the Warrant Price immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (i) the current market price per Common Share (determined as provided in this Section 2.9 on the date of the Expiration Time multiplied by (ii) the number of Common Shares outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per Common Share (determined as provided in Section 2.9) as of the Expiration Time multiplied by
(B) the number of Common Shares outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

         Section 2.8. Reclassification. The reclassification of Common Shares into securities other than Common Shares shall be deemed to involve (a) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 2.5), and (b) a subdivision or combination, as the case may be, of the number Common Shares outstanding immediately prior to such reclassification into the number Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of
Section 2.4).

         Section 2.9. Certain Calculations. For the purpose of any computation under Sections 2.3, 2.5, 2.6 or 2.7, the current market price per Common Share on any date shall be calculated by the Company and be deemed to be the average of the daily closing prices per share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         Section 2.10. Size of Adjustments. No adjustment in the Warrant Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 2.10) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this Section 2.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         Section 2.11. Permitted Increases. The Company may make such increases in the Warrant Price, for the remaining term of the Securities or any shorter term, in addition to those required herein, as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Shares resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes.

         Section 2.12. Notice of Adjustments of Warrant Price. Whenever the Warrant Price is adjusted as herein provided the Company shall compute the adjusted Warrant Price in accordance with this Article and shall prepare a certificate signed by the principal accounting or financial officer of the Company setting forth the adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be sent to the Lender.

         Section 2.13.     Notice of Certain Corporate Action.  In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Shares payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 2.3 through 2.8; or

                  (b) the Company shall authorize the granting to the holders of its Common Shares generally of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) of any reclassification of the Common Shares of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Shares (or shall amend any such tender offer);

then the Company shall deliver to the holder of this Warrant at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(a) through (e) of this Section 2.13.

         Section 2.14. Company to Reserve Common Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Securities, the full number of Common Shares then issuable upon the exercise of this Warrant.

         Section 2.15. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Shares on exercise of this Warrant. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of (i) income of the holder or (ii) any transfer involved in the issue and delivery of Common Shares in a name other than that of the holder, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         Section 2.16. Covenant as to Common Shares. The Company agrees that all Common Shares which may be delivered upon exercise of this Warrant will be newly issued shares and, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 2.15, the Company will pay all taxes, liens and charges with respect to the issue thereof.


                    ARTICLE III. CONSOLIDATION, MERGER, ETC.

         Section 3.1. Consolidation, Merger, Sale of Assets, Reorganization, etc. From and after the date hereof, the Company shall not (a) consolidate with or merge into any other Person if the resulting entity is not bound by and obligated to comply with the terms of this Warrant, or (b) permit any other Person to consolidate with or merge into the Company if, in connection with such consolidation or merger, the Common Shares or Other Securities shall be changed into or exchanged for shares or other securities of any other Person (unless the Common Shares or Other Securities are converted into the shares of the resulting entity and the terms of the articles of incorporation pertaining to the Common Shares or Other Securities of the resulting entity are identical to the articles of incorporation of the Company) or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of the Common Shares or Other Securities (other than a capital reorganization or reclassification resulting in adjustment in the Warrant Price is provided in Article II) unless the Company provides the holder of this Warrant written notice of the proposed transaction 10 days prior to any record date for notice to shareholders entitled to vote on such transaction or, if no such vote is taken, 20 days prior to the effective date or closing of the transaction.

         Section 3.2. Assumption of Obligations. If any of the transactions described in Section 3.1 are consummated, the holder of this Warrant shall be entitled to receive, following such transaction, the Common Shares or Other Securities that such holder would have been entitled to receive had such holder exercised such Warrant immediately prior to the effective time of such transaction. If the transaction described in Section 3.1 provides that a holder of Common Shares may elect to receive different forms of consideration, the holder shall, by notice to the Company, be entitled to elect the type of consideration to be received and, if the holder fails to make such election, the Company may make such election acting in good faith. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any shares, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such holder such shares, securities, cash or property as, in accordance with the foregoing provisions of this Article III, such holder may be entitled to receive.


                ARTICLE IV. OTHER PROVISIONS CONCERNING DILUTION

         Section 4.1. No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares on the exercise of the Warrant from time to time outstanding, and will not take any action which results in any adjustment of the Warrant Price if the total number of Common Shares (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of Common Shares (or Other Securities) then authorized by the Company's articles of incorporation and available for the purpose of issuance upon such exercise.

     Section 4.2. Registration of Common Shares. If any Common Shares required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any U.S. or Canadian federal, state or provincial law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Shares are listed on any securities exchange, the Company will, at its expense, list the Common Shares issuable upon exercise of the Warrant and maintain the listing of such shares after their issuance; and the Company will also list on such securities exchange, [will register under the Exchange Act] and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such securities exchange by the Company.

         Section 4.3. Availability of Information. The Company will cooperate with each holder of any Warrant, in supplying such information as may be reasonably requested by such holder to complete and file any information reporting forms presently or hereafter required by the Commission or the ASC to report such holders beneficial ownership of Common Shares or Other Securities or as a condition to the availability of an exemption from the provisions of the Securities Act (Alberta) or the Securities Act for the sale of any Restricted Securities.

         Section 4.4. Reservation of Shares, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of Common Shares (or Other Securities) from time to time issuable upon exercise of the Warrant. All Common Shares (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

                       ARTICLE V. RESTRICTIONS ON TRANSFER

         Section 5.1. Restrictive Legends. Except as otherwise permitted by this
Article V, this Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. In addition, this Warrant and any shares acquired upon the exercise of this Warrant may not be transferred until one year from the date of issuance of Warrant except pursuant to an exemption from the prospectus requirements of the Securities Act (Alberta). This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant.

         Each Warrant issued upon the transfer of any Warrant shall be stamped or otherwise imprinted with a legend containing the foregoing restrictions.

         Except as otherwise permitted by this Article V, each certificate for Common Shares (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Shares (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY
         (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, IF APPLICABLE (OR SUCH SUCCESSOR RULE OR REGULATION AS THEN IN EFFECT), (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF A TRANSFER UNDER CLAUSE C, THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY
         SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. UPON RECEIPT OF A CERTIFICATE OF THE HOLDER IN FORM SATISFACTORY TO THE COMPANY, INDICATING THE HOLDER WILL COMPLY WITH THE REQUIREMENTS OF REGULATION S IN CONNECTION WITH THE SALE OF THE SECURITIES THE COMPANY WILL DIRECT THE TRANSFER AGENT TO REMOVE THIS LEGEND TO PERMIT GOOD DELIVERY OF THE SECURITIES. IN ADDITION, THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNTIL DECEMBER 29, 2000, EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (ALBERTA).

         Section 5.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof, will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer and (b) if requested by the Company, shall include an opinion of legal counsel addressed to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such transfer does not violate the Act and applicable state or provincial securities laws.

         Section 5.3. Termination of Restrictions. The restrictions imposed by this Article V upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such securities shall have been sold pursuant to an effective registration statement under the Act and a prospectus under the Securities Act (Alberta) or otherwise become freely transferable by the holder thereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates representing the securities not bearing the applicable legends required by Section 5.1.

               ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF
                                    WARRANTS

         Section 6.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Article V, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         Section 6.2.      Office, Transfer and Exchange of Warrants.

                  (a) Office. The Company will maintain an office where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 6671 Southwest Freeway, Suite 303, Houston, Texas 77074 until such time as the Company shall notify each holder of the Warrant of any change of location of such office.

                  (b) New Warrant. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to subdivision (a) of this Section 6.2, the Company at its expense will (subject to compliance with Article V, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

         Section 6.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 6.2, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                            ARTICLE VII. DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         ASC: The Alberta Securities Commission.

         Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the States of Texas or the province of Alberta are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         Common Shares: As defined in the introduction to this Warrant, such term to include (i) any shares into which such Common Shares shall have been changed or any shares resulting from any reclassification of such Common Shares,
(ii) all other shares of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

         Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Article III.

         Exchange Act: The Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Expiration Date: December 31, 2000.

         NASD:  The National Association of Securities Dealers, Inc.

         Other Securities: Any shares (other than Common Shares) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to
Article III or otherwise.

         Person: Any corporation, association, partnership, joint venture, trust, estate, organization, business, individual, government or political subdivision thereof or governmental agency.

         Restricted Securities: All of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 5.1, (b) any Common Shares (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any Common Shares (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

         Securities Act: The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Securities Act (Alberta): The Securities Act (Alberta), as amended, and the
rules,   regulations,   policy   statements,   notices  and  other  requirements
promulgated thereunder.

         Warrant Price:  As defined in Section 2.1 of this Warrant.

                           ARTICLE VIII. MISCELLANEOUS

         Section 8.1. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         Section 8.2. No Rights or Liabilities as Shareholder. The holder of this Warrant and all subsequent holders thereof hereby agree that, except to the extent set forth in Section 8.4 and elsewhere herein, no provision of this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         Section 8.3. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, to the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if the Company, to the attention of its

President at its office maintained pursuant to subdivision (a) of Section 6.2, provided that the exercise of any Warrant shall be effective in the manner provided in Article I.

         Section 8.5.      Miscellaneous.

         (a) This Warrant may be amended, waived, discharged or terminated and the Company may take any action herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of Warrants entitling such holders to purchase 51% or more by number of shares of the total number of Common Shares issuable under all Warrants at the time outstanding.

         (b)      THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF
TEXAS.

         (c)  The  section   headings  in  this  Warrant  are  for  purposes  of
convenience only and shall not constitute a part hereof.

         (d) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

                              CARPATSKY PETROLEUM INC.

                              By:
                              Name: David A. Melman
                              Title:  Chief Corporate Officer

       [THIS IS A SIGNATURE PAGE TO THE CARPATSKY PETROLEUM INC. WARRANT]


                              FORM OF SUBSCRIPTION

To Carpatsky Petroleum Inc.:

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases _________* Common Shares of Carpatsky Petroleum Inc., and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is
-----------------------------------.

Dated:                        (Signature must conform in all respects to name of
                               holder as specified on the face or Warrant)



                               (Street Address)



                               (City)              (State)           (Zip Code)




---------------------------

          *Insert the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional Common Shares or any other shares or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _________________ the right represented by such Warrant to purchase Common Shares of to which such Warrant relates, and appoints ______________ his Attorney in fact to make such transfer on the books of maintained for such purpose, with full power of substitution in the premises.

Dated:                        (Signature must conform in all respects to name of
         holder as specified on the face or Warrant)




                                                     (Street Address)



                              (City)              (State)           (Zip Code)

Signed in the presence of:

--------------------------

Instructions:

1. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.

2. The signature on the Transfer Form must be guaranteed by a Schedule "A" major chartered bank/trust company, or a member of an acceptable Medallion Guarantee program. The Guarantor must affix a stamp bearing the actual words: "Signature guaranteed". Signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program. Furthermore, in the United States, signature guarantees must be done by members of the "Medallion Signature Guarantee program" only.

3. Warrants shall only be transferable in accordance with applicable laws. Holders of Special Warrants are directed to consult with their legal advisors in this regard.

4. Transferees must duly complete the Acknowledgment and Declaration of Transferee Form Attached.

                  ACKNOWLEDGMENT AND DECLARATION OF TRANSFEREE


TO:      Carpatsky Petroleum Inc.

         The undersigned transferee of ________________ Warrants of Carpatsky Petroleum Inc. hereby:

         (i) acknowledges that any transfer of the Warrants or the securities issued on exercise of the Warrants may be subject to resale restrictions; and

         (ii) represents and warrants that [check only one]:

                    [ ] A. (i)      the transferee is not a U.S. Person as
                                    defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and is not acquiring the Warrants for the account or benefit of or resale to a U.S. Person;

                           (ii) no offers to sell the Warrants were made by any person to the transferee or any beneficial transferee for whom it is acting while such persons were in the United States; and

                           (iii) the transferee and each beneficial transferee for whom the transferee is acting were not in the United States at the time of the execution and delivery of the document or instrument or other buy order by which the transferee and each beneficial transferee for whom it is acting agreed to acquire the Warrants; or

               [ ] B. the transfer of Warrants is exempt from registration under the 1933 Act and applicable state securities laws, and the transferee has provided evidence of the exemption (which the transferee acknowledges must be satisfactory to Carpatsky Petroleum Inc.) and may at the option of Carpatsky Petroleum Inc. be required to include an opinion of counsel; and

                           (i) expressly waives and releases Carpatsky Petroleum Inc. to the fullest extent permitted by law, from all rights of withdrawal  to which it might  otherwise  be
                                    entitled   pursuant  to  the  provisions  of
                                    applicable securities legislation.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

DATED the _____ day of __________________, _____.





                                        Name of Transferee



                                        By
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Address:



























       [THIS IS A SIGNATURE PAGE TO THE ACKNOWLEDGMENT AND DECLARATION OF
                                   TRANSFEREE]

                                   Exhibit C                Final Execution Copy
                                       to
                          Securities Purchase Agreement
                             dated December 30, 1999


                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

         This Amendment is made and entered into as of December 30, 1999 by and between Carpatsky Petroleum Inc., an Alberta corporation ("Company"), and Bellwether Exploration Company, a Delaware corporation ("Bellwether"), for the purpose of amending the Registration Rights Agreement, dated October 7, 1999 between the Company and Bellwether ("Agreement").

         Section 1.  Amendments to the Agreement.

                  1.1 The Agreement is hereby amended by amending the definition of "Company Securities" in Section 1.1 to read as follows:

                  "Company Securities" means any securities of the Company and includes the Common Stock, the Additional Warrants, the Warrants (as defined in the Securities Purchase Agreement, the Shares (as defined in the Securities Purchase Agreement) and the Warrant Shares (as defined in the Securities Purchase Agreement).

                  1.2 The agreement is further amended by adding the following definition to Section 1.1:

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated December 30, 1999, entered into by and between the Company and Bellwether.

         Section 2. No Other Changes. Except as explicitly amended by this Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

         Section 3. Consents. The Company represents and warrants that no consent, approval, order, or authorization of, or declaration, filing, or registration with, any party is required to be obtained or made in connection with the execution, delivery, or performance by the Company of the Agreement, as amended by this Amendment, or the consummation by it of the transactions contemplated hereby or thereby, other than those consents that have been received by the Company as of the date hereof and requisite filings and registrations with, and orders of, the Alberta Securities Commission or the United States Securities and Exchange Commission.

         Section 4. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         The parties have executed this agreement on the date first written above.

                            CARPATSKY PETROLEUM INC.



                            By:
                               ----------------------------------------
                              Name: David A. Melman
                              Title:  Chief Corporate Officer

                            BELLWETHER EXPLORATION COMPANY


                            By:
                               ----------------------------------------
                              Name: J. P. Bryan
                              Title:  Chief Executive Officer

Schedule 1.05

Directors of Pease (Radiant Energy)

J.P. Bryan

Dr. Jack Burks

David Melman

Leslie Texas

Steve Antry

2 other nominees to be identified by Bellwether in writing prior to the Closing

Directors of Surviving Corporation

J.P. Bryan

David Melman

1 other nominee to be identified by Bellwether in writing prior to the Closing

Officers of Pease (Radiant Energy) and the Surviving Corporation

J.P. Bryan                 Chief Executive Officer

Leslie Texas               President

Robert Bensh               Vice President

Additional Officers

David Melman

Patrick Duncan

Schedule 4.01

         C. Carpatsky, through the Joint Activity Agreement No. 410/95 dated September 15, 1995, revised on October 15, 1996 and amended on December 25, 1997 and again on August 26, 1998, owns an interest for the purpose of investment, exploration and operation of the Rudovsko- Chervonozavodsky field, located in the Poltava district of eastern Ukraine (this contract, as amended, is referred to collectively herein as the "Joint Activity Agreement"). The Joint Activity Agreement is sometimes referred to as the Carpatsky-Poltavaneftagaz Joint Activity, which essentially acts as, and is referred to as, a Ukrainian Joint Venture. Pursuant to the terms of the Joint Activity Agreement, Carpatsky has the right, not the obligation, to own up to a 45% net revenue interest (representing a 50% working interest) in the Joint Activity. The net revenue interest is determined by: a.) dividing Carpatsky's total capital contributions, as defined in the Joint Activity Agreement, by the total capital contributions of the Joint Activity; and b.) multiplying this percentage by 90%. The Joint Activity Agreement is unclear whether or not the working interest decreases proportionately should Carpatsky's total contributions, as compared to the total contributions of the Joint Activity, fall below 50%. However, it is Carpatsky's representation to Pease that the working interest, and corresponding obligations to the Joint Account, would be proportionately reduced under such circumstances. As of September 30, 1999, Carpatsky's net revenue interest in the Joint Activity was 41.68% (representing a presumed working interest of 46.31%). On October 1, 1999, Carpatsky's net revenue interest was effectively reduced to 31.98% when its Ukrainian partner increased their equity position through an additional capital contribution to the Joint Account. The Ukrainian partner has advised Carpatsky that it has until December 31, 1999 to make an additional capital contribution of approximately $2.9 million. A failure to do so may dilute Carpatsky's interest in the RC field even further and will preclude Carpatsky from participating in at least the next two wells that will be drilled. Carpatsky's rights and obligations are subject to all terms and conditions of the Joint Activity Agreement, as amended.

Schedule 4.03(b)(iii)

         As discussed in Schedule 4.01 C, Carpatsky's net revenue interest as of October 1, 1999 in the Carpatsky-Poltavaneftagaz Joint Activity is 31.98%. Pursuant to the terms of the Joint Activity Agreement, as amended, as of September 30, 1999, Carpatsky has the right to increase its net revenue interest percentage to 45% by contributing, or repaying, approximately $2.9 million to the Joint Account, or its partners. The terms of the Joint Activity Agreement contemplate that Carpatsky will be a 50/50 partner on all expenditures subject to the Joint Activity. The Joint Activity Agreement also contemplates that from time-to-time the respective partners may not contribute at the contemplated 50/50 levels and has certain provisions that deal with these imbalances. However, it is unclear as to whether or not Carpatsky's right to increase its net revenue interest percentage to 45% will or can be honored by its partners indefinitely.

Schedule 4.03(c)

         B.       Carpatsky Stock Awards

                  1. As previously disclosed in Schedule 4.03(b)(i)C, item 5, Torch Energy Advisors Incorporated will receive 1,200,000 Carpatsky shares in settlement of a payable due Torch for services performed for $150,000,

                  2. As previously disclosed in Schedule 4.03(b)(i)C, item 4, Proteus International has been offered 720,000 Carpatsky shares and warrants to purchase 435,000 Carpatsky common shares in settlement of a $90,000 claim for services. As previously disclosed, the warrants will be exercisable at US $0.20 per share and will expire on December 31, 2000.

                  3. As previously disclosed in Schedule 4.03(b)(i)C, item 6, David A. Melman will receive 953,333 common shares of Carpatsky and warrants to purchase 357,000 Carpatsky common shares in connection with financial services rendered in a US $1,000,000 private placement. As previously disclosed, the warrants will be exercisable at US $0.20 per share and will expire on December 31, 2000.

                  4. In connection with the contemplated merger with Pease, David A. Melman will receive 2.0 million shares of Carpatsky (to be issued prior to the Effective Time of the merger) as compensation for services rendered.

Schedule 4.08

         As of September 30, 1999, the Carpatsky-Poltavaneftagaz Joint Activity had incurred a Corporate Profits Liability in UAH of 2,899,558 (US equivalent is $648,714 using September 30, 1999 exchange rates). This liability is past due and incurring interest at a annual rate of 45% (the discount rate in UAH of the National Bank of Ukraine). Using Carpatsky's presumed working interest of 46.31% at September 30, 1999, our proportionate share is approximately US $300,419, excluding interest. However, as discussed in Schedule 4.01C, the wording of the Carpatsky-Poltavaneftagaz Joint Activity Agreement leaves the issue of the adjustable working interest unclear. Accordingly, if the working interest is 50%, Carpatsky's proportionate share could be as high as US$324,357, excluding interest.

Schedule 4.11

         B. As disclosed in Schedule 4.08, as of September 30, 1999 the Carpatsky- Poltavaneftagaz Joint Activity had incurred a Corporate Profits Liability in UAH of $2,899,558 (US equivalent is $648,714 using September 30, 1999 exchange rates). This liability is past due and incurring interest at an annual rate of 45% (the discount rate in UAH of the National Bank of Ukraine). Using Carpatsky's presumed working interest of 46.31% at September 30, 1999, our proportionate share is approximately US $300,419, excluding interest. However, because it is unclear whether the working interest could arguably be 50% Carpatsky proportionate share could be as high as US$324,357, excluding interest.

Schedule 4.19

         The following are Carpatsky's contractual commitments in excess of $10,000 over 12 months as of June 30, 1999:

         A As discussed in Schedule 4.01 C and disclosed in Schedule 4.03(b)(iii), Carpatsky's working interest as of October 1, 1999 in the Carpatsky-Poltavaneftagaz Joint Activity is 31.98%. Pursuant to the terms of the Joint Activity Agreement, as amended, as of September 30, 1999, Carpatsky has the right to increase its working interest percentage to 50% by contributing, or repaying, approximately $2.9 million to the Joint Account, or its partners by December 31, 1999. A failure to do so may dilute Carpatsky's interest in the RC field even further and will preclude Carpatsky from participating in at least the next two wells that will be drilled. The terms of the Joint Activity Agreement contemplate that Carpatsky will be a 50/50 partner on all expenditures subject to the Joint Activity. The Joint Activity Agreement also contemplates that from time-to-time the respective partners may not contribute at the contemplated 50/50 levels and has certain provisions that deal with these imbalances. However, it is unclear as to whether or not Carpatsky's right to increase its working interest percentage to 50% will or can be honored by its partners indefinitely.

                Schedule 4.1(d) to Securities Purchase Agreement
                             dated December 30, 1999


Common Stock Outstanding                                77,728,2631
Stock Options Outstanding                                  200,000
Stock Purchase Warrants                                 17,665,4042
Offers Outstanding to Convert:
         Calaway Debt - approximately $275,000 @ 12.5(cent) per share RLF Debt approximately $365,000 @ 12.5(cent) per share

No other securities with equity component.


--------

       1 Inclusive of stock option repurchases. 2 All at $.20 US expiring December 31, 2000.

                Schedule 4.1(e) to Securities Purchase Agreement
                             dated December 30, 1999

         Carpatsky Petroleum Corp., a Delaware corporation

                Schedule 4.1(f) to Securities Purchase Agreement
                             dated December 30, 1999

         Consent of the CDNX.

                Schedule 4.1(h) to Securities Purchase Agreement
                             dated December 30, 1999

         None

              Schedule 4.1(i)(ii) to Securities Purchase Agreement
                             dated December 30, 1999

         Common to the oil and gas industry in foreign countries, Carpatsky does not own an interest in real property; its rights and obligations are governed by joint agreements with its Ukrainian partners. Carpatsky's oil and gas assets consist of interests in the following two fields in the Republic of Ukraine: (1) Rudovsko-Chervonozavodskoye natural gas and gas condensate field (the "RC" field) located in the Poltava District of Eastern Ukraine; and (2) the Bitkov-Babchensky oil field (the "Bitkov field") located in the Ivano-Frankovsk District of southwest Ukraine. The RC field is governed by the Joint Activity Agreement No. 410/95 dated September 15, 1995, revised on October 15, 1996 and amended on December 25, 1997 and again on August 26, 1998. This Joint Activity Agreement was established for the purpose of investment, exploration and operation of the RC field. All of Carpatsky's rights and obligations are subject to all terms and conditions of the Joint Activity Agreement as amended.

         The Bitkov field is governed by a Joint Venture Agreement dated April 18, 1995, which establishes Carpatsky's rights and obligations in UkrCarpatoil, Ltd., a Ukrainian joint venture. UkrCarpatoil was created for the purpose of production, exploitation and exploration of the Bitkov field. As outlined in the License Agreement dated July 25, 1995, Carpatsky's rights are limited to the incremental hydrocarbon production above the "baseline" production as defined in the License Agreement. The "organizational period" as defined in the license agreement dated April 18, 1995 has been extended through August 13, 2000 by amendments executed on August 13, 1999. Carpatsky's rights and obligations are subject to all of the terms and conditions of the Joint Venture Agreement and License Agreement as amended.

              Schedule 4.1(i)(ii) to Securities Purchase Agreement
                             dated December 30, 1999

          a) The Reserve Report dated June 30, 1999, prepared by Ryder Scott Company Petroleum Engineers and entitled, "Carpatsky Petroleum Estimated Future Reserves and Income Attributable to Certain Leasehold Interests in Ukraine, SEC Perimeters Full Contractual Interest Case", is subject to all the limitations, contingencies, uncertainties and estimates that are described in the Discussion Letter dated June 23, 1999 included in the aforementioned Reserve Report. This Discussion Letter is incorporated in this document by reference in its entirety.

          b) The Development Schedule (or Drilling Plan) that was contemplated in the aforementioned Reserve Report has not been adhered to principally because the capital necessary to fund the drilling activity has not been available.

          c) The aforementioned Reserve Report contemplated that all of the natural gas in the RC field would be sold to Unocal beginning October 1, 1999 on an exported basis. That event did not occur and the natural gas from the RC field is currently being sold domestically in Ukraine. Historically, Carpatsky has not received payment for the majority of its natural gas sales in Ukraine and there can be assurance payment will be received in the future.

          d) The sales price used in the Reserve Report for natural gas is $1.50 per Mcf and is held constant throughout the life of the reserves. The actual selling price for 1999 (through September 30th) has averaged $0.87 per Mcf.

                Schedule 4.1(l) to Securities Purchase Agreement
                             dated December 30, 1999

         None

                Schedule 4.1(m) to Securities Purchase Agreement
                             dated December 30, 1999

          As of September 30, 1999, the Carpatsky Poltavanaftagas, Joint Activity in the RC field has incurred a corporate profits liability in UAH of 2,899,558 (U.S. equivalent is $648,714 using September 30, 1999 exchange rate). This liability is past due and incurring interest and penalties at an annual rate of 45% (the discount rate in UAH of the National Bank of Ukraine). Carpatsky's properties are subject to a lien to the extent of unpaid taxes.

                Schedule 4.1(n) to Securities Purchase Agreement
                             dated December 30, 1999

         RLG International has threatened litigation.

                Schedule 4.1(r) to Securities Purchase Agreement
                             dated December 30, 1999

          The terms of the Stock Subscription Agreement for the 1999 Private Placement stated David A. Melman will be appointed as a member of Senior Management and a member of the Company's Board of Directors.

          The following debts are past due as of September 30, 1999:

          1) Series 1 Debenture dated August 15, 1998 in favor of James C. Calaway, principal amount $220,000 plus accrued interest of $55,973.

          2) Promissory Note in favor of RLG International, Inc.; principal amount of $328,914 plus accrued interest of $30,277.

                Schedule 4.1(v) to Securities Purchase Agreement
                             dated December 30, 1999

         The only registration rights agreements that the Company is a party to are with Bellwether Exploration Company and Torch Energy Advisors Incorporated.